SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


                                  FORM 8-K


                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934


                      Date of Report: December  23, 1998
                      Date of earliest
                      event reported: December  23, 1998


                             Apple Computer, Inc.
            (Exact name of registrant as specified in its charter)


         California                      0-10030              94-2404110
(State or other jurisdiction of       (Commission File    (I.R.S. Employer
incorporation or organization)         Number)             Identification No.)



                 1 Infinite Loop, Cupertino, California 95014
                   (Address of principal executive offices)


     Registrant's telephone number, including area code:  (408) 996-1010


                                Not Applicable
        (Former name or former address, if changed since last report.)












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                      INFORMATION INCLUDED IN THIS REPORT

Items 1 through 7 not applicable.

Item 8.  Change in Fiscal Year.

         The Company's By-laws provide that each fiscal quarter of the Corporation shall be comprised of 13 weeks each of which shall end at midnight on Friday of such week, and the fiscal months in any one calendar quarter shall be comprised of at least four consecutive calendar weeks with one week to be added, at management's discretion, to any one month during such fiscal year. On December 15, 1998 the Company amended its By-laws to provide that each fiscal quarter shall end at midnight Saturday of such week, rather than Friday. For the current year, the Company's fiscal year end will be September 25, 1999. Accordingly, the first quarter of fiscal 1999 will end on December 26, 1998; the second quarter will end on March 27, 1999; and, the third quarter will end on June 26, 1999. The Company is making this change in order to improve the coordination and efficiency of period-end shipping and billing activities and does not anticipate that this change will have any effect on the amount of revenue recognized in the first quarter of fiscal 1999. This change is not deemed a change in fiscal year end for the purpose of reporting subject to Rule 13a-10 or 15d-10, therefore, a transition report is not required to be filed.




























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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            APPLE COMPUTER, INC.



                                            By: /S/ Fred D. Anderson
                                            Fred D. Anderson,
                                            Executive Vice President and Chief
                                            Financial Officer

Date: December 23, 1998



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